ECOtality, Inc. Announces Preliminary First Quarter 2008 Revenue Estimates and Provides Revenue Guidance of Over $15 Million for 2008

Monday April 7, 8:00 am ET

-- The Company expects consistent quarterly revenue growth in 2008

-- Expects an overall decrease in operating expenses for 2008 as the Company moves towards being cash flow positive

Scottsdale, AZ   (BUSINESS WIRE) – Alchemy Enterprises, Ltd. (OTC BB: ACHM), the alternative SCOTTSDALE, Ariz.--(BUSINESS WIRE)--ECOtality, Inc. (OTCBB: ETLY - News), a renewable energy company that acquires and commercially advances clean electric technologies and applications, today announced that based on first quarter sales activity the Company anticipates revenue for the first quarter of about $2.3 million compared to $0 for the first quarter of 2007. For 2008, the Company expects to generate over $15 million in revenue, compared to $2.6 million for the 2007 fiscal year.

“We are pleased with the preliminary results for the first quarter and see continued positive momentum for the remainder 2008 as we continue to execute our strategic growth plan," stated Jonathan Read, President and CEO of ECOtality. "While we have focused on completing the integration of our acquisitions in the beginning of 2008, we anticipate revenue of about $2.3 million for the first quarter which typically suffers from seasonality. Based on the historical trends of our subsidiaries, as well as the expected growth of their respective renewable energy sectors, ECOtality expects strong and consistent revenue growth throughout 2008 that should provide us with over $15 million in revenue.”

“During the first quarter, we decreased our overall operating expenses, demonstrating the increasing leverage of our business model,” continued Mr. Read. “With reduced operating costs combined with modest organic growth of our subsidiaries, we are confident that ECOtality will be cash flow positive in 2008. Management remains focused on growing our core business as we continue to evaluate other accretive clean technologies, acquisitions and joint venture opportunities that are aligned with our focus on the generation, storage and delivery of clean and renewable electricity.”

This guidance for 2008 does not take into consideration any potential acquisitions that the Company may be contemplating. Management currently evaluates its outlook on a quarterly basis.

Shareholder Conference Call

ECOtality will host a shareholder conference call today, April 7, 2008, at 4:15 p.m. (EDT). The call will discuss the Company's annual financial statement for 2007 and provide an update on general business developments. Interested parties may participate in the conference call by dialing (800) 762-8779 or (480) 629-9031 if calling internationally. Please call 5 to 10 minutes prior to 4:15 p.m. When prompted, ask for the "ECOtality Shareholder Update Conference Call" and enter passcode 3863785. Approximately two hours after the call, a playback will be available until April 14, 2008. To listen to the playback, please call (800) 406-7325 or (303) 590-3030 if calling internationally. Please use the passcode 3863785 for replay.

This call is being webcast by ViaVid Broadcasting and can be accessed at ECOtality’s website at www.ecotality.com/investors. The webcast may also be accessed at ViaVid's website at http://www.viavid.net. The webcast can be accessed through May 7, 2008 on either site. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp.

About ECOtality, Inc.

ECOtality, Inc. (OTC BB: ETLY - News), headquartered in Scottsdale, Ariz., is a renewable energy company that acquires and commercially advances clean electric technologies and applications. ECOtality aggressively accelerates the development of companies and technologies that address today's global energy challenges. Through strategic acquisitions, partnerships and technology innovations, ECOtality strives to advance the market applicability of clean electric technologies to become accepted alternatives to carbon-based fuel technologies. For more information about ECOtality, Inc. please visit www.ecotality.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

Media Relations:

Blanc & Otus Public Relations for ECOtality

Lisa Goodwin, 415-856-5113

lgoodwin@blancandotus.com

or

Investor Relations:

Alliance Advisors for ECOtality

Thomas Walsh, 212-398-3486

twalsh@allianceadvisors.net